SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 18549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))
☐ Definitive Information Statement

DIAMOND DISCOVERIES INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________________

(5) Total fee paid:
☐ Fee previously paid with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
__________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
__________________________________________________________________

(3) Filing Party:
__________________________________________________________________

(4) Date Filed:______________________________________________________________

DIAMOND DISCOVERIES INTERNATIONAL CORP.
45 Rockefeller Plaza, Suite 2000
New York, NY 10111

RE:Notice of Action by Written Consent of Stockholders to be Effective October __, 2007.

Dear Stockholder:

We are notifying our stockholders of record on September 24, 2007, that the board of directors of Diamond Discoveries International Corp., a Delaware corporation has approved, and stockholders owning 198,395,122 shares of our common stock representing 55.4% of our outstanding common stock on September 24, 2007, have executed a written consent in lieu of an annual meeting approving:

1.    The election of two directors to serve on the company’s board of directors for a one-year term;

2.    An amendment to the company’s certificate of incorporation to increase the number of authorized shares of common stock from 480 Million to 2.5 Billion; and,

3.    The ratification of the appointment of Rodefer Moss & Co PLLC as the company’s independent auditors for the fiscal year ending December 31, 2007.

Under the Delaware General Corporation Law and the company’s bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of the company’s outstanding common stock is sufficient under the Delaware General Corporation Law and the company's bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to the other stockholders of the company for a vote. This letter is the notice required by Section 228(e) of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

An information statement containing a detailed description of the matters adopted by written consent in lieu of an annual meeting of stockholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions taken by the holders of a majority of the voting power of the Company.

The company will first mail this information statement to stockholders on or about October __, 2007.

By Order of the Board of Directors

/s/ Edward C. Williams, Secretary
September __, 2007

DIAMOND DISCOVERIES INTERNATIONAL CORP.
45 Rockefeller Plaza, Suite 2000
New York, NY 10111
(212) 332-8016

Preliminary
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this information statement to inform you of actions taken by the holders of a majority of our outstanding common stock by written consent in lieu of an annual meeting.

What actions were taken by the written consent in lieu of an annual meeting?

The holders of a majority of our outstanding common stock executed a written consent:

1.	Electing two directors to serve on our board of directors for a one-year term. This action is described beginning on page 2 of this information statement.

2.
Amending our certificate of incorporation to increase the number of authorized shares of common stock from 480 million to 2.5 Billion. This action is described beginning on page __ of this information statement.

3.
Ratifying the appointment of Rodefer Moss & Co PLLC as our independent auditors for the fiscal year ending December 31, 2007. This action is described beginning on page __ of this information statement.

How many shares were voted for the actions?

The approval and adoption of each of the actions taken by written consent in lieu of an annual meeting requires the consent of the holders of a majority of the shares of our outstanding common stock. 357,216,830 shares of our common stock were outstanding on September 24, 2007, the record date for written consent in lieu of an annual meeting. Each share of our common stock is entitled to one vote. The holders of 185,295,122 shares of our common stock, representing 51.9% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on October __, 2007. Under Delaware General Corporation Law and the company’s bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of the company’s outstanding common stock is sufficient under the Delaware General Corporation Law and the company's bylaws to approve each of the actions described above. As a result, all actions described in this information statement will be effected on October __, 2007, or as soon thereafter as practicable, without any further action or vote by stockholders.

Am I entitled to dissenter's rights?

The Delaware General Corporation Law does not provide for dissenter's rights for the actions described in this information statement.

Action 1 — Election of Directors

The holders of 198,395,122 shares of our common stock, representing 55.4% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on October __, 2007, electing two directors to serve on our board of directors. The directors will serve for a one year term and until their successors are duly elected and qualified at the annual meeting of our stockholders to be held in 2008. As a result of the written consent in lieu of an annual meeting, the following persons have been elected to the board of directors effective October __, 2007:

Name	Age	Company Position
Edward C. Williams	46	Chairman/President/CEO/CFO/Secretary/Director
Antonio Sciacca	49	Director

Business Experience.

Edward C. Williams

Mr. Williams has been our chief executive officer, secretary, and a director since March 2004. Mr. Williams served as president and chief executive officer of Williams Financial Group, Inc., a financial and business consulting firm from December 1996 to present.  From May to December 1999, Mr. Williams was a director, chief financial officer, treasurer, and assistant secretary of iCommerce Group, Inc. Mr. Williams was chief financial officer of Caribbean Cigar Company from September 1997 to February 1999, interim president from June 1998 to July 1998, and a Director from November 1997 to February 1999. Mr. Williams was vice president - finance of DenAmerica Corp. from April 1996 to July 1996. Mr. Williams was chief financial officer of American Family Restaurants, Inc. from February 1993 to March 1996, when American Family Restaurants, Inc. merged with DenWest Restaurant Corp. From 1987 until January 1993, Mr. Williams was employed by KPMG, most recently as a senior manager.

Antonio Sciacca

Mr. Sciacca has been a director since March 2007. Since 1995, Mr. Sciacca has been the Director of Programs/Operations of North American Controls Inc, a manufacturing company with facilities for the U.S. defense industry. Mr. Sciacca currently sits on the board of Immaculate Conception schools in Warren, Michigan.

General Information Concerning the Board of Directors.

Meetings

During the year ended December 31, 2006, our board of directors held four meetings. Each member of the board of directors participated in each meeting of the board. In the interim between annual meetings, the board has the authority under our bylaws to increase or decrease the size of the board and to fill vacancies on the board, for the unexpired term of such vacant position.

Compensation of Directors.

All members of our board of directors are employees of the company, and do not receive any additional compensation for serving on the board, although the company may adopt a director compensation policy in the future.

Conflicts of Interest

Our management has other financial and business interests to which a significant amount of time is devoted which may pose conflicts of interest with regard to the allocation of their time and efforts. Teodosio Pangia, our former president and chief executive officer and a former director owns 4,500,000 shares or 3.1% of our shares of common stock. He is also the sole principal of Epwort Trading, Ltd., holder of 5.1% of our common stock and beneficially owns and/or controls, either directly or indirectly, seven companies, Altea Investments, Ltd., Gata Investments, Ltd., Baychester Investments, Ltd., TVP Capital Corp., Bekeman Investments, Ltd., Aester Investment Holdings Limited, and S D Investments, Ltd., which in the aggregate hold 8,243,000 shares or 5.6% of our shares of common stock. There can be no assurance that our management will resolve all conflicts of interest in favor of the company. Failure of management to conduct the company’s business in its best interest may result in liability of our management to the company.

Code of Ethics

We have a code of ethics that applies to members of our board, our officers including our president (our principal executive officer), and our chief financial officer (our principal financial and accounting officer).  The code of ethics sets forth written standards which are designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us; compliance with applicable governmental laws, rules, and regulations; prompt internal reporting of violations of the code of ethics to an appropriate person or persons identified in the code of ethics; and accountability for adherence to the code of ethics. A copy of the code of ethics is attached as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on April 14, 2004.

Committees of the Board

The board of directors does not have a standing audit committee, nominating committee, or compensation committee and has not adopted a charter for any of such committees. The board has not established committees, because at the company’s current stage of development, the board has not felt the need to appoint committees and because there are no independent directors to appoint to such committees.

Independence

There are no “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. on our board. All of our directors are employees of the company and are our management team. At such time as financial resources are available, the board may seek to recruit one or more independent directors.

Selection of Nominees

The entire board considers candidates for the board of directors. The board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, each candidate will be evaluated in light of the strengths of the other members of the board and the needs of the board and our company at the time of the election, and the following criteria:

•	Reputation for integrity.

•	Business expertise and achievements.

•	Demonstrated ability and sound judgment that usually will be based on broad experience.

•	Ability and willingness to devote the required amount of time to our affairs, including attendance at board and committee meetings and the annual stockholders' meeting.

•	Temperament and objectivity.

•	Commitment to our values of building sound, long-term growth for our stockholders.

The board of directors will also consider candidates for directors nominated by stockholders.

Stockholder Recommendations for Nomination as a Director

A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2008, must notify the secretary of the company, in writing, no later than December 31, 2007. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned, and other information required to be included in proxy solicitations. A statement from the proposed candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director.

Communications with the Board

Stockholders and other parties interested in communicating with our board may do so by writing to the Board of Directors, Diamond Discoveries International Corp., 45 Rockefeller Plaza, Suite 2000, New York, NY 10111. The chairman of the board reviews and forwards all such correspondence to the other members of the board. Directors may at any time review a log of all correspondence received by the company that is addressed to the board and request copies of any such correspondence.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% or greater shareholders of the Company to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the company (Form 4 and Form 5) and to provide copies of these Forms, as filed, to the company. Based solely on our review of the copies of these forms received by us or representations from certain reporting persons, we believe that SEC beneficial ownership reporting requirements for fiscal 2006 were met.

Due to the complexity of the reporting rules, we expect to institute procedures to assist our officers and directors with these obligations.

EXECUTIVE COMPENSATION

The table below shows the annual, long-term and other compensation for services in all capacities to the company and its subsidiaries paid during the year ended December 31, 2006, to the chief executive officer and the other four most highly compensated executive officers of the company during the year ended December 31, 2004 (our “named executive officers”):

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Under-lying Options/ SARS (#)	All Other Compen-sation ($)
Edward C. Williams	2006	$90,000

(1) During 2006, the salary for Mr. Williams was paid by the issuance of shares of common stock in the Company.

Grants of Plan Based Awards

There were no grants under plan based awards during fiscal 2006.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2006 for the CEO.

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements.

We have not entered into employment agreements with any of our officers or directors.

Action 2 — Approval of Amendment to Certificate of Incorporation to
Increase Number of Authorized Shares of Common Stock

The holders of 198,395,122 shares of our common stock, representing 55.4% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on October __, 2007, approving an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 480 Million to 2.5 Billion. The form of the certificate of amendment to the certificate of incorporation is attached as Exhibit A to this information statement.

Purpose of Increase in the Number of Authorized Shares

The company has only approximately 22,500,000 shares of common stock available for general corporate purposes. The board of directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future financings, possible future acquisition transactions, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the board of directors has proposed the increase in authorized shares of common stock as a means of providing it with the flexibility to act with respect to the issuance of common stock or securities exercisable for, or convertible into, common stock in circumstances which it believes will advance the interests of the company and its stockholders without the delay of seeking an amendment to the certificate of incorporation at that time.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, under the laws of the State of Delaware, authorized, unissued, and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the board of directors may determine without further action by the stockholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing stockholders.

The board of directors has no current specific plans to authorize the issuance of additional shares of common stock, except in connection with awards under the Diamond Discoveries International Corp. 2005 Stock Incentive Plan. In connection with the company’s overall financing plan, from time to time, the board of directors has considered the issuance of common stock or securities convertible into common stock. As a result of stockholder approval of the amendment, the board of directors will have more flexibility to pursue opportunities to engage in possible future financing transactions involving common stock or securities convertible into common stock. However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.

Certain Effects of the Amendment

The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or a takeover of the company. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved common stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the company or could be issued to purchasers who would support the board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The board of directors and executive officers of the company have no knowledge of any current effort to obtain control of the company or to accumulate large amounts of common stock.

Holders of common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for common stock. Accordingly, the issuance of additional shares of common stock or such other securities might dilute the ownership and voting rights of stockholders. The proposed amendment to the certificate of incorporation does not change the terms of the common stock. The additional shares of common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the shares of common stock now authorized.

The amendment to the certificate of incorporation will become effective on, or as soon as practicable after, October __, 2007.

Financial Statements and Other Information.

The information required to be disclosed by Item 13 of Secedule 14A is incorporated by reference from the company’s annual report on Form 10-KSB filed with SEC on April 16, 2007.

Action 3 — Ratification of Auditors

The holders of 198,395,122 shares of our common stock, representing 55.4% of the shares of our common stock entitled to vote on the record date, executed a written consent in lieu of an annual meeting which is effective on October __, 2007, ratifying the Board of Directors' engagement of Rodefer Moss & Co PLLC as the Company’s independent accountants for the fiscal year ending December 31, 2007.

Previous Audit Fees

During 2006 and 2005, the company incurred the following fees for professional services rendered by the principal accountant:

	2006	2005
Audit fees	$32,100	$28,206
Audit-related fees	$0	$0
Tax fees	$0	$0
All other fees	$0	$0

Preapproval Policies

The board of directors, acting as the audit committee, must pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The board has not designated any exclusions to this general policy or delegated its responsibility to any officer or director.

Beneficial Ownership of Principal Stockholders, Directors, and Management

As of September 24, 2007, the company had approximately 358,216,830 shares of common stock outstanding. The holders of a majority of the outstanding shares of common stock have executed a stockholder action by written consent in lieu of an annual meeting which is effective on October __, 2007. As a result, all actions described in this information statement will be effected on October __, 2007, or as soon thereafter as practicable.

The following table sets forth the name and address of each officer and director of the company and each person who owns beneficially more than five percent of the common stock of the company, and the number of shares owned by each such person and by all officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Ownership		Approximate % of Class(2)
Edward C. Williams Chairman, President, CEO, Secretary, CFO and Director	875,000		*
Antonio Sciacca, Director	28,548,186		8.0
Directors and Officers as a Group	29,423,186		8.2
Teodosio V. Pangia	92,386,526	(3)(4)	24.1%
Epwort Trading Ltd.(5)	63,643,526	(4)	16.6%

* Less than 1%
(1) Unless otherwise indicated, the beneficial owner’s address is the same as the Company’s principal office.
(2) Percentages calculated on the basis of the amount of outstanding shares plus, for each person, any shares that person has the right to acquire within 60 days pursuant to options or other rights.
(3) Includes an aggregate of 8,365,000 shares held TVP Capital Corp., Altea Investments, Ltd., Gata Investments, Ltd., Bekeman Investments, Ltd., SD Investments, Ltd., Baychester Investments Ltd., and Aester Investments Holdings Limited, companies beneficially owned and/or controlled (directly or indirectly) by Mr. Pangia, 20,500,000 shares held by Mr. Pangia and 37,821,763 shares held by Epwort Trading, Ltd., see footnote (7) below.
(4) Includes 25,821,763 shares of common stock that are issuable under warrants.
(5) Teodosio V. Pangia is the sole officer, director and shareholder of Epwort Trading, Ltd.

Other Matters

No matters other than those discussed in this information statement are contained in the written consent in lieu of annual meeting signed by the holders of a majority of the voting power of the company.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements, and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through EDGAR may be obtained free of charge.

Interest of Certain Persons In or In Opposition to Matters To Be Acted Upon

(a) No officer or director of the company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the company.

(b) No director of the company opposed the proposed actions taken by the company set forth in this information statement.

Proposal By Security Holders

No security holder has requested the company to include any proposal in this information statement.

Expense of Information Statement

The expenses of mailing this information statement will be borne by the company, including expenses in connection with the preparation and mailing of this information statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the information statement to the beneficial owners of our common stock held of record by such persons and that the company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery Of Documents To Security Holders Sharing An Address

Only one information statement is being delivered to multiple security holders sharing an address unless the company has received contrary instructions from one or more of the security holders. The company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the company below; or by calling the company at the number below and requesting a copy of the information statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

Company Contact Information

All inquires regarding our company should be addressed to our company's principal executive office:

Diamond Discoveries International Corp.
45 Rockefeller Plaza, Suite 2000
New York, NY 10111
Attention: Corporate Secretary

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edward C. Williams
Edward C. Williams, Secretary

EXHIBIT A

Form of Amendment to the Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO THE
Certificate OF INCORPORATION OF
Diamond Discoveries International Corp.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: The name of the corporation is Diamond Discoveries International Corp.

SECOND: The following amendment to the Certificate of Incorporation was adopted on the __ day of October 2007, by unanimous written consent of the Board of Directors of the corporation:

RESOLVED, that the Certificate of Incorporation of Diamond Discoveries International Corp. be amended by replacing the Fourth Article in its entirety so that, as amended, said Article shall be and read as follows:

FOURTH: The aggregate number of shares which this Corporation shall have the authority to issue is Two Billion Five Hundred Twenty Million (2,520,000,000) shares, as follows:

(a) Common Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue Two Billion Five Hundred Million (2,500,000,000) shares, par value $.001, which shares shall be designated "Common Stock." Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by stockholders of the Corporation; participate equally in all dividends payable with respect to Common Stock, subject to any dividend preferences in favor of Preferred Stock, as, if, and when declared by the Board of Directors of the Corporation; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any liquidation preferences in favor of Preferred Stock.

(b) Preferred Stock. Of the total authorized capital stock, the corporation shall have the authority to issue Twenty Million (20,000,000) shares, par value $.001, which shares shall be designated "Preferred Stock."

A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

B. Each series of Preferred Stock

(i) may have such number of shares;

(ii) may have such voting powers, full or limited, or may be without voting powers;

(iii) may be subject to redemption at such time or times and at such prices;

(iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(v) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation;

(vi) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

(ix) may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions, all as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred stock and subject to any filing required by law.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued shall be entitled as of right to purchase or subscribe for unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of any class of the corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

THIRD: That in lieu of a meeting and vote of stockholders, stockholders holding a majority of the outstanding common stock have executed a written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officers, this __ day of October, 2007.

DIAMOND DISCOVERIES INTERNATIONAL CORP.

Date:	By:	/s/
Edward C. Williams, Chief Executive Officer

Attest:
By:
Antonio Sciacca, Director